Nicor Inc.
                                                                       Form 8-K
                                                                   Exhibit 99.1

NEWS RELEASE



FOR IMMEDIATE RELEASE          FOR MORE INFORMATION:
September 9, 2003              Contact: Nicor (630) 983-8676
                               Re: N-898
                               Analysts:  Mark Knox, Ext. 2529
                               Media:     Kris Lathan, Ext. 2781


NICOR COMPLETES $1 BILLION SYNDICATED REVOLVING CREDIT FACILITIES


Naperville, Ill. - Nicor Inc. (NYSE: GAS) today announced the establishment of two syndicated revolving credit facilities totaling $1 billion to replace stand-alone revolvers totaling $484 million that expire in September 2003. The facilities consist of a $500 million, 364-day revolver available to Nicor Inc. and Nicor Gas and a $500 million, seasonal 180-day revolver available to Nicor Gas. These new facilities, which serve as backup for the issuance of commercial paper, accommodate the company's short-term borrowing needs associated with higher natural gas costs and its greater storage inventory for delivery to its customers this winter.

"Replacing bilateral lines of credit with syndicated revolving credit facilities makes sense in today's business environment," said George Behrens, vice-president administration and treasurer for Nicor. "We believe these credit facilities will enable us to meet our short-term borrowing needs in a cost-effective manner."

The credit facilities were arranged by ABN AMRO and include a total of 30 lenders.
-More-


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About Nicor Inc. and Nicor Gas

Nicor Inc. (NYSE: GAS) is a holding company and is a member of the S&P 500. Its principal businesses are Nicor Gas, one of the nation's largest natural gas distribution companies, and Tropical Shipping, a containerized shipping business serving the Caribbean region. Nicor also owns and has equity interest in several energy-related businesses.

Nicor Gas has provided safe, reliable and cost-effective natural gas services for nearly 50 years. The Company serves over two million customers in a service territory that encompasses most of the northern third of Illinois, excluding the city of Chicago. For more information about Nicor Inc., visit the Web site at www.nicor.com.

Caution Concerning Forward-Looking Statements

This document includes certain forward-looking statements about Nicor Inc. and its subsidiaries. Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Such forward-looking statements may be identified by the use of forward-looking words or phrases such as "anticipate," "believe," "expect," "intend," "may," "planned," "potential," "should," "will," "would," or similar phrases. Actual results may differ materially from those indicated in the company's forward-looking statements due to the direct or indirect effects of the results of legal contingencies (including litigation) and the resolution of those issues, including the effects of an ICC review, and undue reliance should not be placed on such statements. Other factors that could cause materially different results include, but are not limited to, weather conditions; natural gas and fuel prices; fair value accounting adjustments; health care costs; insurance costs; legal costs; borrowing needs; interest rates; credit conditions; economic and market conditions; Caribbean tourism; energy conservation; legislative and regulatory actions, results, or adjustments; additional adjustments related to Nicor's retail energy marketing joint venture; asset sales; significant unplanned capital needs; future mercury-related charges or credits; changes in accounting principles; performance of major suppliers and contractors and acts of terrorism. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Nicor undertakes no obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this release.